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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our reports dated June 19, 1996, May 31, 1996 and May 31, 1996 related to Xomed Surgical Products, Inc., Xomed, Inc., and TreBay Medical Corporation, respectively, in Amendment No. 1 to the Registration Statement and related Prospectus of Xomed Surgical Products, Inc. for the Registration of 2,500,000 shares of its Common Stock.



                                                ERNST & YOUNG LLP



Jacksonville, Florida
September 11, 1996